ALEXANDER & BALDWIN, INC. DEFERRED COMPENSATION PLAN
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                                 Amendment No. 4
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         The Alexander & Baldwin, Inc. Deferred Compensation Plan, effective
August 25, 1994 (the "Plan") is hereby amended, effective as of January 1, 2005, as follows:

         1. The Plan provides participants in the Company's Three-Year Performance Improvement Incentive Plan (the "Three-Year PIIP") the opportunity to defer payment of the awards made to them under the Three-Year PIIP. Certain Three-Year PIIP awards that would be deferred pursuant to outstanding deferral elections made before January 1, 2005, would become subject to the restrictions of Internal Revenue Code section 409A, as enacted by the American Jobs Creation Act of 2004, because Code section 409A applies to deferred compensation that is earned or vested after 2004. The Internal Revenue Service has provided guidance in IRS Notice 2005-1 and proposed regulations under Code section 409A, that allows the whole or partial rescission of an outstanding deferral election where the amount deferred would become subject to Code section 409A, if (1) the Plan is amended to provide for such rescission and the rescission is made on or before December 31, 2005, and (2) the amount affected by the rescission is paid to the participant and included in taxable income in the taxable year in which it is earned and vested. Accordingly, the Plan is hereby amended to provide that any participant whose deferred Three-Year PIIP award under an outstanding deferral election would become subject to Code section 409A because the award is earned or vested after 2004 may rescind such election, in whole or in part, by filing a form prescribed by the Plan Administrator in accordance with procedures established by the Plan Administrator. Any such rescission must be filed with the Plan Administrator on or before December 31, 2005. The amount affected by the rescission will be paid to the participant at the time when awards pursuant to the particular performance cycle under the Three-Year PIIP normally are paid and shall be included in the participant's taxable income in the year of payment.

         2. Except as modified by this Amendment No. 4, all terms and provisions of the Plan shall continue in full force and effect.

         IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused its authorized officers to affix the corporate name and seal hereto this 7th day of December, 2005.


                           ALEXANDER & BALDWIN, INC.

                           By /s/ Ruthann S. Yamanaka
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                              Its Vice President

                           By /s/ Alyson J. Nakamura
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                              Its Secretary